FOLEY & LARDNER

                                ATTORNEYS AT LAW

CHICAGO                          FIRSTAR CENTER                       SACRAMENTO
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JACKSONVILLE            MILWAUKEE, WISCONSIN 53202-5367            SAN FRANCISCO
LOS ANGELES                 TELEPHONE (414) 271-2400                 TALLAHASSEE
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MILWAUKEE                                                       WASHINGTON, D.C.
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                              WRITER'S DIRECT LINE
                                 (414) 297-5642

                                                            CLIENT/MATTER NUMBER
                                                                     052406/0186

                                  June 22, 2000


MGIC Investment Corporation
MGIC Plaza
250 East Kilbourn Avenue
Milwaukee, Wisconsin  53202

Ladies and Gentlemen:

          We have acted as counsel for MGIC Investment Corporation, a Wisconsin corporation (the "Company"), in connection with the preparation of a Form S-3 Registration Statement, including the Prospectus constituting a part thereof (the "Registration Statement"), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and relating to the issuance and sale of up to $500,000,000 aggregate principal amount of unsecured senior debt securities (the "Debt Securities") in the manner set forth in the Registration Statement. The Debt Securities may be offered from time to time in one or more series. Each series of Debt Securities would be issued under an Indenture (the "Indenture") to be entered into between the Company and Bank One Trust Company, National Association, as trustee, and a supplemental indenture (the "Supplemental Indenture") or an officers' certificate (the "Officers' Certificate"), as the case may be, providing for the issuance of such series.

          In connection with our opinion, we have examined: (a) the Registration Statement, including the Prospectus; (b) the exhibits (including those incorporated by reference) constituting a part of said Registration Statement;
(c) the Articles of Incorporation and Amended and Restated Bylaws of the Company, as amended to date; (d) resolutions adopted by the Board of Directors of the Company authorizing the issuance and sale of the Debt Securities; and (e) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

          Based upon the foregoing, we are of the opinion that:

          1. The Company is a validly existing corporation under the laws of the State of Wisconsin.

FOLEY & LARDNER

MGIC Investment Corporation
June 22, 2000
Page 2



          2. The Debt Securities, when executed, authenticated and issued in the manner and for the consideration contemplated by the Registration Statement, will be legally issued and valid and binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy or other applicable laws affecting the enforcement of creditors' rights generally or the application of equitable principles; provided, that prior to the issuance of the Debt Securities there shall be taken various proceedings in the manner contemplated by us as counsel, which include the following:

                    a.  The  completion  of  requisite   procedures   under  the
          applicable provisions of the Securities Act of 1933, as amended, and the Trust Indenture Act of 1939, as amended;

                    b. The execution and delivery of the Indenture;

                    c. The further authorization by one or more specified senior executive officers of the Company of the Supplemental Indenture or the Officers' Certificate, as the case may be, relating to the Debt Securities, the issuance of the Debt Securities and related matters; and

                    d. The execution, delivery and filing of the Supplemental Indenture or the Officers' Certificate, as the case may be, and the filing of other documents and the taking of such other proceedings as provided in the Indenture with respect to the issuance of the Debt Securities thereunder.

          We hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to such Registration Statement. In giving this consent, we hereby disclaim that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                                        Very truly yours,

                                        /s/ Foley & Lardner

                                        FOLEY & LARDNER